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                                                                                                    Exhibit 11.1

                                    SHERIDAN HEALTHCARE, INC.
                        Computation of Earnings per Share of Common Stock
                            (in thousands, except per share amounts)



                                                                                          YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                      -------------------
                                                                                        1996       1995
                                                                                      --------   --------

Primary Earnings Per Share:

   Weighted average shares outstanding..........................................         6,587       2,713
   Dilutive effect of outstanding stock options (1).............................           ---         ---
   Dilutive effect of convertible securities (1)................................           ---         ---
                                                                                      --------    --------
   Primary weighted average shares of common stock and
     common stock equivalents outstanding.......................................         6,587       2,713
                                                                                      ========    ========

   Net income (loss) attributable to common stockholders........................      $(12,126)   $ (5,044)

   Net income (loss) per share - primary........................................      $  (1.84)   $  (1.86)


Fully Diluted Earnings Per Share:

   Weighted average shares outstanding..........................................         6,587       2,713
   Dilutive effect of outstanding stock options (1).............................           ---         ---
   Dilutive effect of convertible securities (1)................................           ---         ---
                                                                                      --------    --------
   Fully diluted weighted average shares of common stock and
     common stock equivalents outstanding.......................................         6,587       2,713
                                                                                      ========    ========

   Net income (loss) attributable to common stockholders........................      $(12,126)   $ (5,044)

   Net income (loss) per share - fully diluted..................................      $  (1.84)   $  (1.86)


(1) Stock options and convertible securities are excluded from the earnings per share computation for both years because they would have the effect of decreasing the net loss per share.

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